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                           BUSSE BROADCASTING CORPORATION
                         141 EAST MICHIGAN AVENUE, SUITE 300
                             KALAMAZOO, MICHIGAN 49007
                  Phone:  616-388-8019   Facsimile:  616-388-6089



            FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                AS OF FEBRUARY 6, 1997


     This First Amendment, to that certain Amended and Restated Employment Agreement between Busse Broadcasting Corporation ("BBC") and James C. Ryan ("Employee") dated February 20, 1995 attached as Exhibit A hereto (the Employment Agreement"), is entered into as of the date first above written (the "First Amendment").

     All capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Employment Agreement.

     BBC and Employee mutually agree to amend the Employment Agreement by deleting the phrase "December 31, 1997" in the second sentence of Section 4. TERM OF AGREEMENT and replacing the deleted phrase with "December 31, 1998" and by providing for an annual base salary for the 1998 calendar year by inserting into Section 3. Annual Base Salary of Exhibit A to Employment Agreement the phrase "and $116,652 from January 1, 1998 through December 31, 1998," immediately after the phrase "from January 1, 1997 through December 31, 1997;".

     All other terms and conditions of the Employment Agreement will remain in full force and effect and are hereby restated, confirmed and ratified.

     IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first above written.

Busse Broadcasting Corporation
a Delaware Corporation


By:  /s/Lawrence A. Busse
  -----------------------------
     Lawrence A. Busse
     President



By:  /s/James C. Ryan
  -----------------------------
     Employee